UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 25, 2005

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

On August 26, 2005, SAFLINK Corporation filed an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware effecting a decrease in the total number of shares of common stock SAFLINK is authorized to issue from 500,000,000 to 200,000,000. The amendment was approved by our stockholders at the annual meeting of stockholders on August 25, 2005.

The principal purpose of the amendment to SAFLINK’s certificate of incorporation is to reduce the annual franchise tax burden imposed on us. Under Delaware law, domestic corporations incorporated in Delaware are required to pay an annual franchise tax to the Secretary of State of the State of Delaware. The annual franchise tax is determined in part based on the number of authorized shares in a company’s certificate of incorporation such that a larger number of authorized shares of common stock results in a larger assessed Delaware franchise tax. The decrease in the authorized common stock will not have any effect on the rights of existing stockholders. A copy of the amendment is attached to this report as Exhibit 3.1.

Item 8.01.	Other Events.

Our annual meeting of stockholders was held on August 25, 2005. Four proposals were considered:

•	election of eight directors to hold office until our annual meeting of stockholders in 2006 and until their successors are elected and qualified;

•	approval of the SAFLINK 2005 Employee Stock Purchase Plan;

•	approval of an amendment to our certificate of incorporation to decrease the number of authorized shares of common stock from 500,000,000 to 200,000,000; and

•	ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005.

All four proposals were approved by the stockholders of SAFLINK Corporation. In addition, the board of directors, upon the recommendation of the board’s nominating and corporate governance committee, voted to elect Trevor Neilson as a director, effective August 10, 2005, to fill a vacancy on the board and to serve until our annual meeting of stockholders in 2006 and until his successor is elected and qualified.

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Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of SAFLINK Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

Dated: August 29, 2005	By:	/s/ Jon C. Engman
	Name:	Jon C. Engman
	Title:	Chief Financial Officer

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